CERTIFICATE OF MERGER

                                       OF

                             XRG INTERNATIONAL, INC.
                           (a New Jersey corporation)

                                  WITH AND INTO

                                    XRG, INC.
                            (a Delaware corporation)


         Pursuant to Section 14A:10-4.1, New Jersey Statutes, the undersigned corporations execute this Certificate of Merger and certify as follows:

     FIRST:   That  the  names  and  states  of  incorporation  of  the  merging corporations are as follows:

         Name                               State of Incorporation
         ----                               ----------------------
         XRG International, Inc.            New Jersey
         XRG, Inc.                          Delaware

     SECOND: That the name of the surviving corporation is XRG, Inc.

     THIRD: That a copy of the Agreement and Plan of Merger is attached hereto as Exhibit A.

     FOURTH: That the said Agreement and Plan of Merger was approved by the shareholders of XRG International, Inc. on October 29, 2001, and by the shareholders of XRG, Inc. on October 29, 2001.

     FIFTH: That the number of shares entitled to vote on said Agreement and Plan of Merger was 6,337,822 for XRG International, Inc. and 2,750,000 for XRG, Inc.


     SIXTH: That the number of shares voted for the said Agreement and Plan of Merger was 5,212,732 for XRG International, Inc. and 2,750,000 for XRG, Inc. No shares of either corporation voted against the said Agreement --------- and Plan of Merger.

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     SEVENTH:  The  applicable  provisions  of  Section  14A of the  New  Jersey
Statutes have been, or upon compliance with applicable filing requirements will have been, complied with.


     IN  WITNESS  WHEREOF,   the  undersigned   corporations  have  caused  this
Certificate to be duly executed this 28th day of December, 2001.

                                   XRG INTERNATIONAL, INC.,
                                   a New Jersey corporation

                                   By:
                                      --------------------------------
                                       Kevin P. Brennan
                                       President


                                   XRG, INC.,
                                   a Delaware corporation

                                   By:
                                      --------------------------------
                                       Kevin P. Brennan
                                       President